Exhibit 99.2
Lamar Advertising Company and Subsidiaries
Lamar Media Corp.
Unaudited Pro Forma Condensed Combined Financial Statements
The following unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Lamar Advertising (“Lamar”) and the historical financial statements of Vista Media Group, Inc. (“Vista”), which Lamar acquired on May 16, 2008, for the year ended December 31, 2007 and the three months ended March 31, 2008. The unaudited pro forma combined financial statements should be read in conjunction with Lamar’s audited consolidated financial statements and related notes for the year ended December 31, 2007 included in Lamar’s Annual Report on Form 10-K for the year ended December 31, 2007 and Lamar’s unaudited condensed consolidated financial statements and related notes for the three months ended March 31, 2008 included in Lamar’s Quarterly Report on Form 10-Q for the period ended March 31, 2008.
The unaudited pro forma combined financial statements give effect to the acquisition of Vista as if the acquisition had occurred on January 1, 2007, in the case of the unaudited pro forma combined statements of income and at March 31, 2008 in the case of the unaudited pro forma combined balance sheet. The acquisition of Vista has been accounted for as a purchase in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The total cost of the acquisition has been allocated to the preliminary estimates of assets acquired and liabilities assumed based on their respective estimated fair values as of May 16, 2008. The excess of purchase price over the preliminary fair values of the net assets acquired has been allocated to goodwill. The preliminary allocation of the purchase price is subject to the final purchase price allocation and the resulting effect on income from operations may differ from the pro forma amounts included in this Current Report on Form 8-K/A. The unaudited pro forma combined financial statements presented below do not reflect any anticipated operating efficiencies or cost savings from the integration of the Vista business into Lamar’s business.
The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions Lamar’s management believes are reasonable, but are subject to change. Lamar has made, in the opinion of management, all adjustments that are necessary to present fairly the unaudited pro forma combined financial information. The unaudited pro forma combined financial statements do not purport to represent what Lamar’s results of operations or financial position actually would have been had the acquisition occurred on the dates indicated of to project Lamar’s financial position as of any future date or results of operations for any future period.

LAMAR ADVERTISING COMPANY
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
DECEMBER 31, 2007
(dollars in thousands, except per share data)

	LAMAR	VISTA	PROFORMA		PROFORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS		COMBINED

Net revenues	$1,209,555	$37,234	$—		$1,246,789

Operating expenses (income)
Direct advertising expenses	408,397	26,653	—		435,050
General and administrative expenses	210,793	6,775	—		217,568
Corporate expenses	59,597	1,729	—		61,326
Depreciation and amortization	306,879	23,095	(17,706	)[3][1][2]	312,268
Gain on disposition of assets	(3,914)	—	—		(3,914)
Impairment charge	—	59,936	(59,936)[6]		—

	981,752	118,188	(77,642)		1,022,298

Operating income (loss)	227,803	(80,954)	77,642		224,491
Other expense (income)
Gain on disposition of/return on investment	(15,448)	—	—		(15,448)
Interest income	(2,598)	—	—		(2,598)
Interest expense	162,447	—	3,563	[4]	166,010

	144,401	—	3,563		147,964

Income (loss) before income tax expense	83,402	(80,954)	74,079		76,527
Income tax expense (benefit)	37,185	(423)	(2,642)[5]		34,120

Net income (loss)	46,217	(80,531)	76,721		42,407
Preferred stock dividends	365	—	—		365

Net income (loss) applicable to common stock	$45,852	$(80,531)	$76,721		$42,042

Earnings per share:
Basic earnings (loss) per share	$0.47	—	—		$0.43

Diluted earnings (loss) per share	$0.47	—	—		$0.43

Weighted average common shares used in computing earnings per share:

Weighted average common shares outstanding	96,779,009	—	—		96,779,009
Weighted average common shares diluted	97,553,907	—	—		97,553,907

LAMAR ADVERTISING COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2008
(dollars in thousands, except per share data)

	LAMAR	VISTA	PROFORMA		PROFORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS		COMBINED
ASSETS
Cash and cash equivalents	$18,861	$48	$(4,752)[13]		$14,157

Net receivables	147,820	10,965	—		158,785
Deferred income tax assets	8,227	—	—		8,227
Other current assets	88,261	3,036	1,769	[14]	93,066

Total current assets	263,169	14,049	(2,983)		274,235

Property plant and equipment, net	1,549,268	42,963	2,962	[7][16]	1,595,193
Goodwill	1,387,412	1,138	11,057	[15]	1,399,607
Intangible assets	810,744	33,842	(9,482)[8]		835,104
Deferred financing costs	28,085	—	—		28,085
Other assets	47,621	676	—		48,297

Total assets	$4,086,299	$92,668	$1,554		$4,180,521

LIABILITIES AND STOCKHOLDERS EQUITY
Current maturities of long-term debt	$32,017	$—	$—		$32,017
Other current liabilities	66,559	4,767	2,100	[17]	73,426
Deferred income	26,837	1,543	—		28,380

Total current liabilities	125,413	6,310	2,100		133,823

Long term debt	2,781,466	—	100,000	[10]	2,881,466
Deferred tax liabilities	131,677	—	(19,073)[12]		112,604
Other liabilities	171,396	304,697	(299,812	)[9][16]	176,281

Total liabilities	3,209,952	311,007	(216,785)		3,304,174

Stockholders’ equity	876,347	(218,339)	218,339	[11]	876,347

Total liabilities and stockholders’ equity	$4,086,299	$92,668	$1,554		$4,180,521

LAMAR ADVERTISING COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
MARCH 31, 2008
(dollars in thousands, except per share data)

	LAMAR	VISTA	PROFORMA		PROFORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS		COMBINED

Net revenues	$282,776	$8,945	$—		$291,721

Operating expenses (income)
Direct advertising expenses	104,787	7,823	—		112,610
General and administrative expenses	51,987	2,400	—		54,387
Corporate expenses	13,197	349	—		13,546
Depreciation and amortization	77,693	5,274	(3,927	)[3][1][2]	79,040
Gain on disposition of assets	(943)	—	—		(943)

	246,721	15,846	(3,927)		258,640

Operating income (loss)	36,055	(6,901)	3,927		33,081
Other expense (income)
Gain on disposition of/return on investment	(1,533)	—	—		(1,533)
Interest income	(449)	—	—		(449)
Interest expense	40,768	—	888	[4]	41,656

	38,786	—	888		39,674

(Loss) income before income tax expense	(2,731)	(6,901)	3,039		(6,593)
Income tax (benefit) expense	(1,197)	—	(1,693)[5]		(2,890)

Net (loss) income	(1,534)	(6,901)	4,732		(3,703)
Preferred stock dividends	91	—	—		91

Net (loss) income applicable to common stock	$(1,625)	$(6,901)	$4,732		$(3,794)

Earnings per share:
Basic (loss) earnings per share	$(0.02)	—	—		$(0.04)

Diluted (loss) earnings per share	$(0.02)	—	—		$(0.04)

Weighted average common shares used in computing earnings per share:

Weighted average common shares outstanding	93,429,973	—	—		93,429,973
Weighted average common shares diluted	93,682,468	—	—		93,682,468

Notes to the Condensed Consolidated Unaudited Pro Forma Income Statement
(dollars in thousands)

		3/31/08	12/31/07

[1]	To record depreciation and accretion related to the asset retirement obligation as if the acquisition had taken place at the beginning of the period.	$362	$1,448

[2]	To eliminate historical depreciation and amortization in Vista Media Group’s consolidated financial statement.	$(5,274)	$(23,095)

[3]	To record amortization and depreciation due to the application of purchase accounting. Depreciation and amortization are calculated using accelerated and straight line methods over the estimated useful lives of the assets generally from 7-15 years.	$985	$3,941

[4]	To record interest expense on the $100 million borrowed to finance the acquisition, using an interest rate of 3.56%. (A difference of .125% in the rate of interest would have changed income by $31 and $125 for the three months ended March 31, 2008 and year ended December 31, 2007.)	$888	$3,563

[5]	To record tax effect on pro forma statements for the proforma net income (loss) before taxes using Lamar’s effective tax rate of 43.8% and 44.6% for the three months ending March 31, 2008 and year ended December 31, 2007, respectively.	$(1,693)	$(2,642)

[6]	To eliminate expense in Vista Media Group’s consolidated financial statement related to impairment charges that would not have existed had the transaction taken place at the beginning of the year.	$—	$(59,936)

For purposes of determining the pro forma effect of the Vista Media Group acquisition on the Company’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2008, the following adjustments have been made:

[7]	To record the decrease in property, plant and equipment resulting from the allocation of the purchase price for the Stock Purchase.	$(1,572)

[8]	To record the decrease in intangibles resulting from the allocation of the purchase price for the Stock Purchase.	$(9,482)

[9]	To eliminate Vista Media Group payable to Parent Company.	$(304,346)

[10]	To record the increase in debt related to financing the Stock Purchase.	$100,000

[11]	To eliminate Vista Media Group’s historical stockholder’s deficit as a result of the Stock Purchase.	$218,339

[12]	To record the increase in deferred tax asset created as a result of the application of purchase accounting.	$19,073

[13]	To record the net effect in cash as a result of the Stock Purchase.	$(4,752)

[14]	To record the receivable resulting from preliminary working capital calculations.	$1,769

[15]	To record net goodwill resulting from the allocation of the purchase price.	$11,057

[16]	To record an estimate for the Asset Retirement Obligation as of purchase date.	$4,534

[17]	To record the increase in accrued expenses resulting from working capital calculations.	$2,100